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                                                                 Exhibit (a)(10)

                   The Prudential Investment Portfolios, Inc.

                             ARTICLES SUPPLEMENTARY

     The Prudential Investment Portfolios, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Section 3-802(a)(2) and Section 3-802(d) of the Maryland General Corporation Law ("MGCL"), the Corporation elects to be subject to Sections 3-804 and 3-805 of the MGCL.


     IN WITNESS WHEREOF, The Prudential Investment Portfolios, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 17, 2003.

WITNESS:                                The Prudential Investment
                                        Portfolios, Inc.


/s/  Maria Master                       /s/ Judy A. Rice
----------------------------------      ----------------------------------------
Maria Master, Secretary                 Judy A. Rice, President


     THE UNDERSIGNED, President of The Prudential Investment Portfolios, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Judy A. Rice
                                        ----------------------------------------
                                        Judy A. Rice, President


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